Mid-Cap Stock Portfolio
                                     of the
                                ULTRA SERIES FUND
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     Between
                                   CIMCO Inc.
                                       and
                            Heartland Advisors, Inc.
                                (April 13, 1999)

THIS AGREEMENT ("Agreement") is made this 13th day of April, 1999, by and between CIMCO Inc., an Iowa corporation (the "Adviser"), and Heartland Advisors, Inc. (the "Sub-Adviser"), a Wisconsin corporation.


1.       Representations.

         (a) Ultra Series Fund (the "Trust") is a Delaware business trust organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA").

         (b) The Adviser and the Sub-Adviser each is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         (c) The Board of Trustees of the Trust (the "Trustees") have engaged the Investment Adviser to act as investment adviser for the Mid-Cap Stock Fund (the "Portfolio"), one series of the Trust, under the terms of a management agreement, dated February 7, 1997, with the Trust (the "Management Agreement").

         (d) The Adviser, acting pursuant to the Management Agreement, wishes to engage the Sub-Adviser, and the Trustees have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.


2. Investment Services. The Adviser hereby engages the services of Sub-Adviser in connection with Adviser's management of the Portfolio. Pursuant to this Agreement and subject to the oversight and supervision of the Adviser and the Trustees, the Sub-Adviser shall manage the investment and reinvestment of that portion of the Portfolio as Adviser shall determine from time to time (hereinafter referred to as the "Sub-Portfolio").

Adviser intends to use a manager-of-managers approach to manage the Portfolio. The number of sub-advisers, the named sub-advisers, and the percentage of assets of the Portfolio managed by each sub-adviser shall be determined by the Trustees and the Adviser from time to time; provided, however, the Sub-Adviser shall be given not less than thirty (30) days advance written notice of all changes affecting this Agreement or the Sub-Adviser's role hereunder.

The Sub-Adviser shall formulate and implement a continuous investment program for the Sub-Portfolio conforming to the investment objective, investment policies and restrictions of the Sub-Portfolio as set forth in the Prospectus and Statement of Additional Information of the Fund as in effect from time to time (together, the "Registration Statement"), the Agreement and Declaration of Trust and By-laws of the Fund, any investment guidelines or other instructions received by the Sub-Adviser in writing from the Adviser from time to time and all applicable securities laws and related regulations. Any amendments to the foregoing documents (excluding securities laws and regulations) will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof.

The Adviser acknowledges and agrees that the Sub-Adviser is hereby authorized, to freely exercise on behalf of the Trust, its rights as a shareholder of the various companies in which the Sub-Portfolio may invest including, but not limited to its right to, (a) communicate its views on matters of policy to management, the board of directors and other shareholders of a portfolio company and (b) take such other steps, either individually or as part of a group, to (i) influence a portfolio company's decision-making process, (ii) seek changes in a company's management or board of directors, (iii) effect the sale of all or some of a portfolio company's assets and (iv) vote to participate in or oppose a takeover effort by or of a portfolio company whenever the Sub-Adviser believes such activities may affect the value of the Trust's investment ("control actions"). The Adviser understands that such control actions could result in additional expense to the Trust, including expenses associated with operational or regulatory requirements and the ongoing cost of potential litigation as a plaintiff. However, no expense shall be incurred without the written consent of the Adviser. The Adviser further understands that such control actions also could restrict the Trust's ability to freely trade in the securities of a portfolio company with respect to which it is deemed to be investing for control, which might adversely affect the Trust's liquidity as well as the valuation of those securities. Greater public disclosure could be required regarding the Trust's investment and trading strategies in regulatory filings relating to such securities.

The appropriate officers and employees of the Sub-Adviser will be available to consult with the Adviser, the Trust and the trustees at reasonable times and upon reasonable notice concerning the business of the Sub-Portfolio, including valuations of securities which are not registered for public sale, not traded on any securities market or otherwise may be deemed illiquid for purposes of the ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Sub-Portfolio's assets except for recommending to the Adviser upon request proposed valuations for portfolio securities when market quotations are not readily available.

Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Portfolio or Sub-Portfolio, except as specifically provided herein, as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Adviser, the Portfolio or the Portfolio's shareholders the information required to be provided by the Sub-Adviser hereunder. To the extent the Sub-Adviser agrees to perform any such services, they shall be performed based upon the books and records the Sub-Adviser maintains with respect to the Sub-Portfolio. Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.


2. Compliance Monitoring and Reporting The parties acknowledge and agree that the Sub-Adviser shall not be the compliance agent or administrator for the Trust or for the Adviser. However, the Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Sub-Portfolio. In furnishing the services under this Agreement, the Sub-Adviser shall manage the Sub-Portfolio in accordance with the requirements of: (i) the ICA and the regulations promulgated thereunder; (ii) Subchapters L and M (including, respectively, Section 817(h) and Sections 851(b)(1), (2), (3), and (4) of the Internal Revenue Code and the regulations promulgated thereunder; (iii) other applicable provisions of state or federal law; (iv) the Agreement and Declaration of Trust and By-Laws of the Trust; (v) policies and determinations of the Trust and the Adviser provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental investment policies and restrictions as may be amended from time to time by the Portfolio's shareholders or Trustees and communicated to the Sub-Adviser in writing; (vii) the Registration Statement; and (viii) investment guidelines or other instructions provided to the Sub-Adviser in writing from the Adviser.

Notwithstanding the foregoing, the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from the Adviser or its authorized agents is required to enable the Sub-Adviser to monitor compliance with such limitations or restrictions unless such information is accurately, completely and timely provided to the Sub-Adviser in writing.

The Sub-Adviser shall be responsible for the preparation and filing of any reports required to be filed under Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act") with respect to securities held in the Sub-Portfolio. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio or Sub-Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

The Adviser and Sub-Adviser shall cooperate with each other in providing information, reports and other materials to regulatory and administrative bodies having proper jurisdiction over the Adviser, the Sub-Adviser, the Portfolio or the Sub-Portfolio; provided, however, that this agreement to cooperate does not apply to the provision of information, reports and other materials which either of them reasonably believes a regulatory or administrative body does not have the authority to request or is the respective party's privileged or confidential information.


3. Execution of Portfolio Transactions. Subject to the supervision and control of the Adviser, which in turn is subject to the supervision and control of the Trustees, the Sub-Adviser in its discretion shall determine which issuers and securities or other investments shall be purchased, held, sold or exchanged by the Sub-Portfolio or otherwise represented in the Sub-Portfolio's investment portfolio from time to time and, subject to the provisions of this section 3 of the Agreement, shall place orders with and give instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed. Custody of the Sub-Portfolio shall be maintained by a custodian bank (the "Custodian") designated by the Trust, and the Adviser shall authorize the Custodian to honor orders and instructions by employees of the Sub-Adviser designated by the Sub-Adviser to settle transactions in respect of the Sub-Portfolio. No assets may be withdrawn from the Sub-Portfolio other than for settlement of transactions on behalf of the Sub-Portfolio, except upon the written authorization of appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

In connection with the investment and reinvestment of the assets of the Sub-Portfolio, the Sub-Adviser is responsible for the selection of broker-dealers to execute purchase, sale, exchange and other transactions for the Sub-Portfolio in conformity with the policy regarding brokerage as set forth in the Registration Statement, or as the Trustees may determine form time to time, as well as the negotiation of brokerage commission rates with such executing broker-dealers. Generally, the Sub-Adviser's primary consideration in placing Sub-Portfolio investment transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Sub-Portfolio on a continuing basis. Subject to such polices and procedures as the Trustees may determine and communicate in writing to the Sub-Adviser, the Sub-Adviser shall have discretion to effect investment transactions for the Sub-Portfolio through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and /or research services, as such services are defined in section 28(e) of the 1934 Act, and to cause the Sub-Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment or the Sub-Adviser's overall responsibilities with respect to the Sub-Portfolio and other accounts as to which the Sub-Adviser exercises investment discretion as such term is defined in section 3(a)(35) of the Securities and Exchange Act of 1934 (the "1934 Act") (the "Separate Accounts"). The Sub-Adviser shall not be required to use a broker-dealer which provides research services to the Adviser or other sub-advisers or to use a particular broker-dealer which the Adviser has recommended.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Sub-Portfolio as well as other Separate Accounts, the Sub-Adviser, in good faith and conformity with its responsibilities under applicable laws, rules and regulations may, but shall not be required to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and achieve more efficient execution. In the event of such an allocation, the allocation of securities and the related transaction expenses shall be made by the Sub-Adviser among the Sub-Portfolio, the Portfolio and other clients of the Sub-Adviser in such manner as the Sub-Adviser reasonably believes is fair and equitable and consistent with its fiduciary obligations.


4. Proxy Voting; Class Actions. Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Sub-Portfolio may be invested. Sub-Adviser's sole responsibility with respect to matters of Class Actions received by the Trust relating to securities held in the Sub-Portfolio shall be to consult with the Adviser and/or the Trustees regarding the merits thereof.


5. Reports by the Sub-Adviser. The Sub-Adviser shall report to the Adviser with such frequency and in such form as may be mutually agreed from time to time information concerning transactions and performance of the Sub-Portfolio, including information required in the Registration Statement or information necessary for the Adviser to review the Sub-Portfolio or discuss the management of it. The Sub-Adviser shall permit the books and records maintained with respect to the Sub-Portfolio to be inspected and audited by the Trust, the Adviser or their respective agents at all reasonable times during normal business hours upon reasonable notice. The Sub-Adviser shall immediately notify both the Adviser and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser, the Portfolio or the Trust. The Sub-Adviser shall promptly notify the Adviser of any changes in any information regarding the Sub-Adviser or the investment program for the Sub-Portfolio as described in the Registration Statement.

6. Compensation of the Sub-Adviser. For the services rendered hereunder, Adviser shall pay Sub-Adviser at the end of each month, a fee at the annual rate of 0.60 of the average daily net assets of the Sub-Portfolio.

Sub-Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Sub-Portfolio shall be determined by the method and on the dates set forth in the Trust's Registration Statement, as amended from time to time, and in accordance with such valuation procedures as adopted by the Fund. In the event of termination of this Agreement, all compensation due through the date of termination shall be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the termination date.

The Adviser and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser is an independent contractor and, unless otherwise expressly provided herein or otherwise authorized, shall have no authority to act or represent the Adviser, the Trust or the Portfolio or to otherwise act as agent for any of them.

The Sub-Adviser shall provide the office space, furnishings, equipment and personnel and shall pay such other of its expenses required to perform the services to be provided under this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Portfolio or the Fund. Except as otherwise specifically provided herein, the Adviser, the Portfolio and the Fund shall not be obligated to pay any expenses of the Sub-Adviser.


7. Delivery of Documents to the Sub-Adviser. On or before the effective date of this Agreement, the Adviser shall furnish the Sub-Adviser with true, correct and complete copies of each of the following documents each of which is hereby acknowledged as received by the Sub-Adviser by its signature below:

         (a) The Agreement and Declaration of Trust of the Fund, as in effect on the date hereof;

         (b)      The By-Laws of the Fund, as in effect on the date hereof;

         (c) The resolutions of the Trustees approving the engagement of the Sub-Adviser as portfolio manager of the Sub-Portfolio and approving the form of this Agreement;

         (d) The resolutions of the Trustees selecting the Adviser as investment manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f) The Code of Ethics of the Fund and of the Adviser, as in effect on the date hereof;

         (g)      The Registration Statement of the Fund; and

         (h) A list of affiliates of the Fund, the Adviser, other sub-advisers to the Fund and their respective officers, directors, trustees, and shareholders to the extent such affiliations will affect or limit investment management of the Sub-Portfolio.

The Adviser shall furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (f) and (h) above shall be provided promptly and in no event later than 30 days from the date such materials become available to the Adviser. Such amendments or supplements as to item (g) above shall be provided not later than the end of the business day next following the date such amendments or supplements become known to the Adviser. Any amendments or supplements to the foregoing shall not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The Adviser shall provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.


8. Delivery of Documents to the Adviser. On or before the effective date of this Agreement, the Sub-Adviser shall furnish the Adviser with true, correct and complete copies of each of the following documents each of which is hereby acknowledged as received by the Adviser by its signature below:

         (a) At least 48 hours prior to execution of this Agreement, the Sub-Adviser's Form ADV as filed with the Securities and Exchange commission as of the date hereof;

         (b) Separate lists of persons who the Sub-Adviser wishes to have authorized to give written and/or oral instructions to Custodians of Trust assets for the Sub-Portfolio;

         (c) The Code of Ethics of the Sub-Adviser, as in effect on the date hereof; and

         (d) Any other portfolio management policies or procedures affecting management of the Sub-Portfolio the Adviser reasonably requests.

The Sub-Adviser shall furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any. Such amendments or supplements shall be provided promptly and in no event later than 30 days from the date such materials become available to the Sub-Adviser. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Adviser until the Adviser's receipt thereof. The Sub-Adviser shall provide additional information as the Adviser may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.


9. Confidential Treatment. The parties hereto understand that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Trust or such persons the Adviser may designate in connection with the Sub-Portfolio. The parties also understand that any information supplied to the Sub-Adviser by the Adviser or the Trust in connection with the performance of its obligations hereunder, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Sub-Portfolio. This paragraph shall not apply to information, reports or other materials that are either public information or required to be disclosed by federal or state regulatory authorities.


10. Use of Name. The Adviser shall not use, and shall not permit the Trust to use, the Sub-Adviser's name (or that of any of its affiliates) or any derivative thereof, or logo, servicemark or trademark owned by the Sub-Adviser in any Trust sales literature or other public communication without prior approval by the Sub-Adviser.


11. Representations of the Parties. Each party hereto hereby further represents and warrants to the other that: (i) it is registered as an investment adviser under the Advisers Act; and (ii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iii) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

The Sub-Adviser further represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b) of the ICA. The Sub-Adviser shall be subject to such Code of Ethics and shall not be subject to any other Code of Ethics, including the Adviser's Code of Ethics, unless specifically adopted by the Sub-Adviser. The Adviser further represents and warrants to the Sub-Adviser that
(i) the appointment of the Sub-Adviser by the Adviser has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the ICA, the Fund's governing documents and other applicable law.


12. Liability. The federal laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Adviser may have under applicable law.


13. Other Activities of the Sub-Adviser. The Adviser agrees that the Sub-Adviser and any of its shareholders or employees, and persons affiliated with the Sub-Adviser or with any such shareholder or employee, may render investment management, advisory or brokerage services to other investors and institutions, and that such investors and institutions may own, purchase or sell securities or other interests in property that are in the same as, similar to, or different from those which are selected for purchase, holding or sale for the Sub-Portfolio. The Adviser further acknowledges that the Sub-Adviser and any of its shareholders or employees, and persons affiliated with the sub-Adviser shall be in all respects free to take action with respect to investments in securities or other interests in property that are the same as, similar to, or different from those selected for purchase, holding or sale for the Sub-Portfolio. Subject to applicable securities laws and regulations, nothing in this Agreement shall impose upon the Sub-Adviser any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Sub-Portfolio any security which the Sub-Adviser, its shareholders, employees or persons affiliated with the Sub-Adviser may purchase or sell for their own respective accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise, or (ii) to abstain from the purchase or sale of any security of issuers named on the list provided by the Adviser pursuant to subparagraph 7(h) hereof for the Sub-Adviser's other clients, advisory or otherwise.

14. Continuance and Termination. This Agreement shall become effective only after it is approved by the Trustees and shall remain in full force and effect for two years from the effective date hereof, and is renewable annually thereafter by specific approval of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the ICA, cast in person (or as otherwise permitted under the ICA) at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Adviser or the Sub-Adviser upon 60 days written notice, and will automatically terminate in the event of
(i) its "assignment" by either party to this Agreement, as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange Commission by rule, regulation or order, or (ii) upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

15. Notification. Unless otherwise expressly agreed in writing, any notice, instruction or other communication required or contemplated by this Agreement shall be in writing . All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different recipient and/or address for such party.

  Adviser:          CIMCO Inc.
                    5910 Mineral Point Road
                    Madison, WI  53701-0391
                    Attention: Lawrence R. Halverson, Senior Vice President

  Sub-Adviser:      Heartland Advisors, Inc.
                    790 N. Milwaukee St.
                    Milwaukee, WI  53202
                    Attention: Jilaine Hummel Bauer
                               Senior Vice President and General Counsel


16. Limitation of Liability and Indemnification. Neither the Sub-Adviser nor any of its officers, directors, employees, shareholders, nor any other person performing executive, administrative, trading or other functions for the
Sub-Portfolio (at the direction or request of the Sub-Adviser) or the Sub-Adviser in connection with the discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser, the Fund or the Portfolio or its shareholders in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence or from the reckless disregard of such duties by the Sub-Adviser. In no case shall the Sub-Adviser be liable for any loss incurred by reason of any act or omission of the Trust, the Adviser, or their respective agents including the Trust's custodian or any broker-dealer.

The Sub-Adviser shall indemnify and hold harmless the Adviser, its directors, officers, and employees, any affiliated person of the Adviser and each controlling person of the Adviser if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or any such other indemnified person may become subject arising out of the Sub-Adviser's responsibilities as investment manager of the Sub-Portfolio to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Sub-Adviser, any of the Sub-Adviser's employees or representatives or any affiliate of, or any person, acting on behalf of the Sub-Adviser; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Adviser or any other such indemnified person deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.


The Adviser agrees to indemnify and hold harmless the Sub-Adviser, its directors, officers, employees and shareholders, any affiliated person of the Sub-Adviser and each controlling person of the Sub-Adviser, if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or any such other indemnified person may become subject arising out of the Adviser's responsibilities as investment manager of the Portfolio (i) to the extent of and as a result of the willful misconduct, bad faith or gross negligence by the Adviser, any of the Adviser's employees or representatives or any affiliate of, or any person, other than the Sub-Adviser, acting on behalf of the Adviser, or
(ii) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-Adviser, or any affiliated person of the Sub-Adviser or other than upon verbal information confirmed by the Sub-Adviser in writing; provided, however, that in no case is the Adviser's indemnity in favor of the Sub-Adviser or any other such indemnified person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

It is agreed that the obligations of the indemnifying party under this section shall extend to expenses and costs (including reasonable attorneys fees) incurred by the indemnified party as a result of any litigation brought by the indemnifying party alleging the indemnified party's- failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the indemnifying party. It is further agreed that the indemnity of the indemnifying party under this section shall not apply unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of a claim hereunder shall have been served upon the indemnified party.


17. Conflict of Laws. The provisions of this Agreement shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the ICA and rules and regulations promulgated thereunder. To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control. The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.


18. Amendments, Waivers, etc. Provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.


19. Governing State Law. This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the State of Wisconsin.


20. Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


Attest:                                              CIMCO Inc.


/s/ Kevin S. Thompson                   By: /s/ Michael S. Daubs
Kevin S. Thompson                           Michael S. Daubs, President

Attest:                                              Heartland Advisors, Inc.


/s/ Lois Schmatzhagen                   By: /s/ William J. Nasgovitz
Lois Schmatzhagen, Secretary                William J. Nasgovitz, President